Exhibit 99.1

Great Lakes Reports First Quarter Results

Record Backlog of $741 Million

Provides Adjusted EBITDA Guidance of $97 to $107 Million for Fiscal Year 2015

OAK BROOK, Ill.--(BUSINESS WIRE)--May 5, 2015--Great Lakes Dredge & Dock Corporation (NASDAQ:GLDD), the largest provider of dredging services in the United States and a major provider of environmental and remediation services, today reported financial results for the quarter ended March 31, 2015.

For the quarter ended March 31, 2015, Great Lakes reported Revenue of $174.6 million, Net loss of $8.4 million, and Adjusted EBITDA from continuing operations of $4.4 million.

In the first quarter of 2015, we were awarded $208 million, or 84% of the domestic dredging bidding market, with the $135 million Savannah project accounting for a significant portion of our awards. The Savannah project will commence this summer and is expected to be completed by summer 2018. We were also awarded a $23 million coastal protection project in New York and $46 million in maintenance dredging awards.

Chief Executive Officer Jonathan Berger commented, “Our first quarter performance was impacted by expected business cyclicality losses in the environmental & remediation segment. The expected operating loss was further negatively impacted by pending change orders and claims. Change orders are being negotiated, and we are confident that their resolution will result in revenues and net income in subsequent quarters that will partially offset first quarter losses.

“We do not expect the first quarter results to be indicative of the Company’s annual results. Dredging activity has picked up in the second quarter, with more of our year-end backlog expected to be worked off compared to the first quarter, and our environmental & remediation segment is beginning to enter its busy season.”

First Quarter 2015 Highlights

Great Lakes Dredge & Dock Corporation
Select Income Statement Results
(Unaudited in 000)

	Three Months Ended
	March 31,
	2015			2014
							Total
		Envir. &	Total		Envir. &	Total	Consol.
	Dredging	Remed.	Consolidated	Dredging	Remed.	Consolidated	Variance
Revenue	$154,128	$21,552	$174,557	$161,960	$12,730	$174,382	$175

Gross Profit	18,264	(7,582)	10,682	20,856	51	20,907	(10,225)
Gross Profit Margin	11.8%	-35.2%	6.1%	12.9%	0.4%	12.0%

Operating Income (Loss)	7,874	(15,132)	(7,258)	7,429	(4,544)	2,885	(10,143)

Note: As a result of intersegment eliminations, the segment financial information will not sum to the total consolidated results.

Dredging

  Dredging revenues decreased in the first quarter compared to the first quarter of the prior year, with lower costal protection and rivers & lakes dredging revenue partially offset by higher foreign, domestic capital and maintenance dredging.
  Gross profit margin decreased slightly during the first quarter 2015 compared to the same quarter last year, primarily as a result of project mix.
  Operating income was slightly higher in the first quarter 2015 compared to the prior year quarter. Lower G&A expenses offset the small decline in gross profit margin.
  Dredging backlog was $637.0 million at the end of the first quarter, which is an increase of $42.7 million compared to backlog at December 31, 2014.

Environmental & Remediation

  Segment revenues in the quarter increased $8.8 million over the first quarter of the prior year.
  Overhead costs increased $3.6 million in the first quarter compared to the first quarter of 2014, primarily due to increased personnel costs. A $1.4 million contract loss at a site redevelopment project further increased the first quarter loss.
  In addition to negative gross profit, G&A expenses are higher by $3.0 million compared to first quarter 2014, which includes $1.6 million of intangible amortization related to the acquisition of Magnus.
  Backlog was $104.2 million at the end of the first quarter.

Total Company

  Net loss (which includes both continuing and discontinued businesses) was $8.4 million for the first quarter 2015. Included in the current quarter loss is $1.1 million equity loss of joint ventures related to the aggregates joint venture that is currently being dissolved, $5.6 million in interest expense, and a $6.0 million income tax benefit. Net loss for the first quarter last year was $5.2 million, which includes a $2.7 million loss from discontinued operations and a $1.5 million income tax benefit.
  Adjusted EBITDA from continuing operations was $4.4 million, down from $12.0 million in the first quarter of 2014 on lower operating income.
  Total contracted backlog at quarter end was a record $741.2 million.
  Total capital expenditures for the quarter were $33.3 million. Capital expenditures during the first quarter include $15.6 million to purchase a vessel that was formerly leased, $12.0 million for supporting growth, which includes $6.8 million for the ATB, and the remainder for improvements to the fleet. In the prior year quarter, total capital expenditures were $22.9 million, with $17.5 million supporting growth, which includes $12.3 million for the ATB, and the remainder for improvements to the fleet.
  Cash at March 31, 2015 was $30.6 million, with total debt of $365.1 million ($7.8 million short-term debt and $357.3 million long-term debt).

Outlook

Mr. Berger stated, “Given our large backlog, we have had a busy start to the second quarter, and we expect our dredges to be working at an elevated level through the third quarter. Domestically, dredging is well underway on some of the large Sandy-related coastal projection projects in New Jersey that were in backlog at year-end. Only 10% of the $211 million in Sandy-related work was worked off during the first quarter. In addition, we will continue to execute on the PortMiami deepening, which is on schedule to be completed towards the end of the summer, as well as other capital and maintenance projects. Internationally, we will continue to execute on the Suez Canal widening and deepening project. Looking beyond the second quarter, we have even more of our fleet committed during the year than we did at year-end, well positioning the dredging segment to have a strong year.

“The environmental & remediation segment has backlog of $104 million, and we anticipate finalizing a work order for approximately $50 million of work during the second quarter. We will be focused on rationalizing overhead to better align these costs with anticipated performance. Finally, we expect seasonality impacts on this segment’s performance to diminish as we move into the second quarter, with performance peaking in the third quarter.”

Guidance

Mr. Berger concluded, “Although not our typical practice, with the added impact of the Magnus acquisition on our business cyclicality, and given that this is the first full year of financial reporting with Magnus, senior management has chosen to provide guidance for fiscal year 2015. Looking forward to the rest of the year, we expect increased revenue and earnings in the dredging segment as Sandy and deepening projects commence and fleet utilization improves. We also expect a significant improvement from the first quarter in the environmental & remediation segment’s performance as it moves into its busy season and several remediation projects kick off. The Company expects to achieve total Company Adjusted EBITDA in the range of $97 million to $107 million for the year.”

The Company will be holding a conference call at 9:00 a.m. C.D.T. today where we will further discuss these results. Information on this conference call can be found below.

Conference Call Information

The Company will conduct a quarterly conference call, which will be held on Tuesday, May 5, 2015 at 9:00 a.m. C.D.T. (10:00 a.m. E.D.T.). The call in number is 877-377-7553 and Conference ID is 37111091. The conference call will be available by replay until Wednesday, May 6, 2015, by calling (855) 859-2056 and providing Conference ID 37111091. The live call and replay can also be heard on the Company’s website, www.gldd.com, under “Events & Presentations” on the investor relations page. Information related to the conference call will also be available on the investor relations page of the Company’s website.

Use of Adjusted EBITDA from Continuing Operations

Adjusted EBITDA from continuing operations, as provided herein, represents net income attributable to common stockholders of Great Lakes Dredge & Dock Corporation, adjusted for net interest expense, income taxes, depreciation and amortization expense, debt extinguishment, accelerated maintenance expense for new international deployments and goodwill or asset impairments and gains on bargain purchase acquisitions. Adjusted EBITDA from continuing operations is not a measure derived in accordance with accounting principles generally accepted in the United States of America (“GAAP”). The Company presents Adjusted EBITDA from continuing operations as an additional measure by which to evaluate the Company’s operating trends. The Company believes that Adjusted EBITDA from continuing operations is a measure frequently used to evaluate performance of companies with substantial leverage and that the Company’s primary stakeholders (i.e., its stockholders, bondholders and banks) use Adjusted EBITDA from continuing operations to evaluate the Company’s period to period performance. Additionally, management believes that Adjusted EBITDA from continuing operations provides a transparent measure of the Company’s recurring operating performance and allows management to readily view operating trends, perform analytical comparisons and identify strategies to improve operating performance. For this reason, the Company uses a measure based upon Adjusted EBITDA from continuing operations to assess performance for purposes of determining compensation under the Company’s incentive plan. Adjusted EBITDA from continuing operations should not be considered an alternative to, or more meaningful than, amounts determined in accordance with GAAP including: (a) operating income as an indicator of operating performance; or (b) cash flows from operations as a measure of liquidity. As such, the Company’s use of Adjusted EBITDA from continuing operations, instead of a GAAP measure, has limitations as an analytical tool, including the inability to determine profitability or liquidity due to the exclusion of accelerated maintenance expense for new international deployments, goodwill or asset impairments, gains on bargain purchase acquisitions, interest and income tax expense and the associated significant cash requirements and the exclusion of depreciation and amortization, which represent significant and unavoidable operating costs given the level of indebtedness and capital expenditures needed to maintain the Company’s business. For these reasons, the Company uses operating income to measure the Company’s operating performance and uses Adjusted EBITDA from continuing operations only as a supplement. Adjusted EBITDA from continuing operations is reconciled to net income (loss) attributable to common stockholders of Great Lakes Dredge & Dock Corporation in the table of financial results. For further explanation, please refer to the Company’s SEC filings.

The Company

Great Lakes Dredge & Dock Corporation (“Great Lakes” or the “Company”) is the largest provider of dredging services in the United States and the only U.S. dredging company with significant international operations. The Company is also a significant provider of environmental and remediation services on land and water. The Company employs civil, ocean and mechanical engineering staff in its estimating, production and project management functions. In its 125-year history, the Company has never failed to complete a marine project. Great Lakes has a disciplined training program for engineers that ensures experienced-based performance as they advance through Company operations. Great Lakes also owns and operates the largest and most diverse fleet in the U.S. dredging industry, comprised of over 200 specialized vessels.

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this press release may constitute "forward-looking" statements as defined in Section 21E of the Securities Exchange Act of 1934 (the "Exchange Act"), the Private Securities Litigation Reform Act of 1995 (the "PSLRA") or in releases made by the Securities and Exchange Commission (the "SEC"), all as may be amended from time to time. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of Great Lakes and its subsidiaries, or industry results, to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Statements that are not historical fact are forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "estimate," "project," "may," "would," "could," "should," "seeks," or "scheduled to," or other similar words, or the negative of these terms or other variations of these terms or comparable language, or by discussion of strategy or intentions. These cautionary statements are being made pursuant to the Exchange Act and the PSLRA with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. Great Lakes cautions investors that any forward-looking statements made by Great Lakes are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to Great Lakes, include, but are not limited to: our ability to obtain federal government dredging and other contracts; our ability to qualify as an eligible bidder under government contract criteria and to compete successfully against other qualified bidders; risks associated with cost over-runs, operating cost inflation and potential claims for liquidated damages, particularly with respect to our fixed cost contracts; significant liabilities that could be imposed were we to fail to comply with government contracting regulations; risks related to international dredging operations, including instability in the Middle East; a significant negative change to large, single customer contracts from which a significant portion of our international revenue is derived; changes in previously-recorded revenue and profit due to our use of the percentage-of-completion method of accounting; consequences of any lapse in disclosure controls and procedures or internal control over financial reporting; changes in the amount of our estimated backlog; our ability to obtain bonding or letters of credit; increasing costs to operate and maintain aging vessels; equipment or mechanical failures; acquisition integration and consolidation risks; liabilities related to our historical demolition business; impacts of legal and regulatory proceedings; unforeseen delays and cost overruns related to the construction of new vessels; our becoming liable for the obligations of joint ventures, partners and subcontractors; capital and operational costs due to environmental regulations; unionized labor force work stoppages; maintaining an adequate level of insurance coverage; information technology security breaches; our substantial amount of indebtedness; restrictions imposed by financing covenants; the impact of adverse capital and credit market conditions; limitations on our hedging strategy imposed by new statutory and regulatory requirements for derivative transactions; foreign exchange risks; changes in macroeconomic indicators and the overall business climate; and, losses attributable to our investments in privately financed projects. For additional information on these and other risks and uncertainties, please see Item 1A. "Risk Factors" of Great Lakes’ Annual Report on Form 10-K for the year ended December 31, 2014, and in other securities filings by Great Lakes with the SEC.

Although Great Lakes believes that its plans, intentions and expectations reflected in or suggested by such forward-looking statements are reasonable, actual results could differ materially from a projection or assumption in any forward-looking statements. Great Lakes' future financial condition and results of operations, as well as any forward-looking statements, are subject to change and inherent risks and uncertainties. The forward-looking statements contained in this press release are made only as of the date hereof and Great Lakes does not have or undertake any obligation to update or revise any forward-looking statements whether as a result of new information, subsequent events or otherwise, unless otherwise required by law.

Great Lakes Dredge & Dock Corporation
Condensed Consolidated Statements of Operations
(Unaudited and in thousands, except per share amounts)

	Three Months Ended
	March 31,
	2015	2014
Contract revenues	$174,557	$174,382
Gross profit	10,682	20,907
General and administrative expenses	17,948	17,870
(Gain) loss on sale of assets—net	(8)	152
Operating income (loss)	(7,258)	2,885
Other income (expense)
Interest expense—net	(5,630)	(5,016)
Equity in loss of joint ventures	(1,098)	(1,843)
Other income (expense)	(441)	65
Loss from continuing operations before income taxes	(14,427)	(3,909)
Income tax benefit	6,037	1,453
Loss from continuing operations	(8,390)	(2,456)
Loss from discontinued operations, net of income taxes	-	(2,739)
Net loss	$(8,390)	$(5,195)

Basic loss per share attributable to continuing operations	(0.14)	(0.04)
Basic loss per share attributable to discontinued operations, net of tax	-	(0.05)
Basic loss	$(0.14)	$(0.09)
Basic weighted average shares	60,265	59,708

Diluted loss per share attributable to continuing operations	(0.14)	(0.04)
Diluted loss per share attributable to discontinued operations, net of tax	-	(0.05)
Diluted loss per share	$(0.14)	$(0.09)
Diluted weighted average shares	60,265	59,708

Great Lakes Dredge & Dock Corporation
Reconciliation of Net loss attributable to Great Lakes Dredge & Dock Corporation to Adjusted EBITDA from Continuing Operations
(Unaudited and in thousands)

	Three Months Ended
	March 31,
	2015	2014
Net loss	$(8,390)	$(5,195)
Loss from discontinued operations, net of income taxes	-	(2,739)
Loss from continuing operations	(8,390)	(2,456)
Adjusted for:
Interest expense—net	5,630	5,016
Income tax benefit	(6,037)	(1,453)
Depreciation and amortization	13,153	10,885
Adjusted EBITDA from continuing operations	$4,356	$11,992

Great Lakes Dredge & Dock Corporation
Selected Balance Sheet Information
(Unaudited and in thousands)

	Period Ended
	March 31,	December 31,
	2015	2014

Cash and cash equivalents	$30,619	$42,389
Total current assets	320,482	342,244
Total assets	889,349	893,234
Total current liabilities	170,830	200,510
Long-term debt	357,280	324,377
Total equity	248,553	255,963

Great Lakes Dredge & Dock Corporation
Revenue and Backlog Data
(Unaudited and in thousands)

	Three Months Ended
	March 31,
Revenues	2015	2014
Dredging:
Capital - U.S.	$47,357	$34,475
Capital - foreign	41,699	16,470
Coastal protection	20,072	70,720
Maintenance	42,147	36,311
Rivers & lakes	2,853	3,984
Total dredging revenues	154,128	161,960
Environmental & remediation*	21,552	12,730
Intersegment revenue	(1,123)	(308)
Total revenues	$174,557	$174,382

*Environmental & remediation revenues in 2015 include Magnus which did not operate as part of the Company prior to November 4, 2014.

	As of
	March 31,	December 31,		March 31,
Backlog	2015	2014		2014
Dredging:
Capital - U.S.	$212,662	$135,801		$189,450
Capital - foreign	85,851	131,489		98,849
Coastal protection	218,552	211,101		76,583
Maintenance	26,850	25,108		38,826
Rivers & lakes	93,039	90,708		111,441
Total dredging backlog	636,954	594,207		515,149
Environmental & remediation	104,235	75,349	*	77,363
Total backlog	$741,189	$669,556		$592,512

*December 31, 2014 environmental & remediation backlog includes backlog acquired by the Company on November 4, 2014 in connection with the Magnus Pacific Corporation acquisition.

GLDD FIN

CONTACT:
Great Lakes Dredge & Dock Corporation
Mary Morrissey
Investor Relations
630-574-3467